UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2024

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N Capital of Texas Highway, Building 1; Suite 300

Austin, Texas 78731

(Address of Principal Executive Offices) (Zip Code)

(512) 501-2444

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 15, 2024, Cassava Sciences, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Monday, May 6, 2024 is the last and final day to exercise the warrants that were previously distributed to its shareholders on January 3, 2024 (the “Warrants”). Any Warrants that are not validly exercised by 5:00 p.m. New York City time on May 6, 2024 will be redeemed by the Company on May 7, 2024 (the “Redemption Date”) for a nominal payment of $0.001 per warrant (the “Redemption Price”). Once redeemed, the Warrants will cease to exist and have no value.

The foregoing description is only a summary and is qualified in its entirety by reference to the press release, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cassava Sciences, Inc.

Date: April 15, 2024	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Financial Officer